                                                                Exhibit (99)-1





                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549




                           ------------------------

          Financial statements and schedules furnished in lieu of the


                                  FORM 11-K


                                 Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                           ------------------------


For the fiscal year ended December 31, 1995


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                       WISCONSIN ELECTRIC POWER COMPANY
                       MANAGEMENT EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                         WISCONSIN ENERGY CORPORATION
                           231 West Michigan Street
                                 P.O. Box 2949
                          Milwaukee, Wisconsin  53201

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            MANAGEMENT EMPLOYEE SAVINGS PLAN
                                            --------------------------------
                                                      Name of Plan






           June 27, 1996                    By   /s/ C. H. Baker
                                            --------------------------------
                                              C. H. Baker, Administrator

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Management Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Management Employee Savings Plan (the "Plan") at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 3, 1996



                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                            December 31, 1995
                                                              (Page 1 of 2)
                              --------------------------------------------------------------------------------
                                                                                      Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth       Index       Fidelity
                                 Income         Stock         Income       Company    Commingled    Balanced
                                  Fund           Fund          Fund         Fund         Pool         Fund
                              ------------   -----------   -----------  -----------  ------------   ----------
Investments (Note 2):
  Group annuity contracts      $30,652,456   $         0   $         0  $         0  $         0    $        0
  Mutual and pooled funds                0    51,383,227    19,964,408   16,290,632   10,283,526     3,055,407

Receivables:
  Loans receivable from
   MESP participants                     0             0             0            0            0             0

Cash                             2,913,784       631,290             0            0            0             0
                               -----------   -----------   -----------  -----------  -----------    ----------
      Net assets available
        for benefits           $33,566,240   $52,014,517   $19,964,408  $16,290,632  $10,283,526    $3,055,407
                               ===========   ===========   ===========   ==========   ==========    ==========





                               The accompanying notes are an integral part of the financial statements.










































                                              - 4 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1995
                                                      (Page 2 of 2)
                              -----------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity     Fidelity
                                 Market       Index      Overseas       Loan
                                Portfolio    Portfolio     Fund         Fund           Total
                               -----------  ----------  ----------   -----------    -----------
Investments (Note 2):
  Group annuity contracts       $       0   $        0  $        0    $        0   $ 30,652,456
  Mutual and pooled funds         867,814    1,205,329   3,843,462             0    106,893,805

Receivables:
  Loans receivable from
   MESP participants                    0            0           0     2,687,151      2,687,151

Cash                                    0            0           0             0      3,545,074
                               -----------  ----------  ----------   -----------   ------------
      Net assets available
        for benefits            $ 867,814   $1,205,329  $3,843,462    $2,687,151   $143,778,486
                               ===========  ==========  ==========   ===========   ============





                           The accompanying notes are an integral part of the financial statements.








































                                              - 5 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                            December 31, 1994
                                                              (Page 1 of 2)
                              --------------------------------------------------------------------------------
                                                                                      Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth       Index       Fidelity
                                 Income         Stock         Income       Company    Commingled    Balanced
                                  Fund           Fund          Fund         Fund         Pool         Fund
                              ------------   -----------   -----------   ----------   -----------   ----------
Investments (Note 2):
  Group annuity contracts      $30,423,831   $         0   $         0   $        0   $        0    $        0
  Mutual and pooled funds                0    44,450,365    14,297,291    8,733,480    6,677,743     2,852,760

Receivables:
  Loans receivable from
   MESP participants                     0             0             0            0            0             0

Cash                               579,745       427,596             0            0            0             0
                               -----------   -----------   -----------   ----------   ----------    ----------
      Net assets available
        for benefits           $31,003,576   $44,877,961   $14,297,291   $8,733,480   $6,677,743    $2,852,760
                               ===========   ===========   ===========   ==========   ==========    ==========





                               The accompanying notes are an integral part of the financial statements.










































                                              - 6 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1994
                                                      (Page 2 of 2)
                              -----------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity     Fidelity
                                 Market       Index      Overseas       Loan
                                Portfolio    Portfolio     Fund         Fund           Total
                              -------------  ---------  ----------  ------------    -----------
Investments (Note 2):
  Group annuity contracts        $        0   $      0  $        0    $        0   $ 30,423,831
  Mutual and pooled funds         1,150,988    903,584   3,183,746             0     82,249,957

Receivables:
  Loans receivable from
   MESP participants                      0          0           0     2,322,706      2,322,706

Cash                                      0          0           0             0      1,007,341
                                -----------  ---------  ----------  ------------   ------------
      Net assets available
        for benefits             $1,150,988   $903,584  $3,183,746    $2,322,706   $116,003,835
                                ===========  =========  ==========  ============   ============





                           The accompanying notes are an integral part of the financial statements.








































                                              - 7 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                       For the Year Ended December 31, 1995
                                                                   (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Sources of net assets:
Investment income:
  Interest and dividends        $ 2,118,215     $ 1,693,068      $ 1,141,470     $   728,744      $         0    $  126,469
  Net realized gain
   on dispositions                        0         989,618          418,202         634,981          236,383        60,476
  Unrealized appreciation                 0       7,969,943        3,061,379       2,397,612        2,409,362       221,645

Contributions:
  Employee                        1,417,378         938,302        1,242,175       1,280,389          602,514       374,113
  Employer matching                       0       2,129,042                0               0                0             0
Plan transfers in                   253,423         146,081          126,428          66,126           16,064        17,593

Loans repaid (principal
   and interest)                    409,721         215,729          242,754         190,569           98,483        43,362
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  4,198,737      14,081,783        6,232,408       5,298,421        3,362,806       843,658
                                -----------     -----------      -----------     -----------      -----------    ----------

Application of net assets:
  Participant withdrawals        (2,806,330)     (1,462,438)        (673,738)       (486,971)        (400,163)     (256,840)
  Loans issued                     (488,299)       (211,078)        (335,093)       (151,966)        (100,580)      (47,157)
                                -----------     -----------      -----------     -----------      -----------    ----------
                                 (3,294,629)     (1,673,516)      (1,008,831)       (638,937)        (500,743)     (303,997)
                                -----------     -----------      -----------     -----------      -----------    ----------

Participant reallocations         1,658,556      (5,271,711)         443,540       2,897,668          743,720      (337,014)
                                -----------     -----------      -----------     -----------      -----------    ----------

Increase (decrease) in net
  assets during the year          2,562,664       7,136,556        5,667,117       7,557,152        3,605,783       202,647

Net assets available for
  benefits, beginning
  of the year                    31,003,576      44,877,961       14,297,291       8,733,480        6,677,743     2,852,760
                                -----------     -----------      -----------     -----------      -----------    ----------
Net assets available for
  benefits, end of the year     $33,566,240     $52,014,517      $19,964,408     $16,290,632      $10,283,526    $3,055,407
                                ===========     ===========      ===========     ===========      ===========    ==========





                                The accompanying notes are an integral part of the financial statements.


















                                              - 8 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    For the Year Ended December 31, 1995
                                                                (Page 2 of 2)
                               --------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                               ----------     -----------     ---------     ----------     ------------
Sources of net assets:
Investment income:
  Interest and dividends         $ 53,428        $ 74,122     $  88,653     $  197,775      $ 6,221,944
  Net realized gain
   on dispositions                      0          13,776        24,532              0        2,377,968
  Unrealized appreciation               0          81,901       192,754              0       16,334,596

Contributions:
  Employee                         83,513         142,925       446,967              0        6,528,276
  Employer matching                     0               0             0              0        2,129,042
Plan transfers in                  36,600          12,487        15,576         23,934          714,312
Loans repaid (principal
   and interest)                   13,599          13,219        93,010     (1,320,446)               0
                               ----------     -----------    ----------     ----------     ------------
                                  187,140         338,430       861,492     (1,098,737)      34,306,138
                               ----------     -----------    ----------     ----------     ------------

Application of net assets:
  Participant withdrawals        (181,605)        (84,455)     (168,233)       (10,714)      (6,531,487)
  Loans issued                    (13,179)        (13,673)     (112,871)     1,473,896                0
                               ----------     -----------    ----------     ----------     ------------

                                 (194,784)        (98,128)     (281,104)     1,463,182       (6,531,487)
                               ----------     -----------    ----------     ----------     ------------

Participant reallocations        (275,530)         61,443        79,328              0                0
                               ----------     -----------    ----------     ----------     ------------

Increase (decrease) in net
  assets during the year         (283,174)        301,745       659,716        364,445       27,774,651

Net assets available for
  benefits, beginning
  of the year                   1,150,988         903,584     3,183,746      2,322,706      116,003,835
                               ----------     -----------    ----------     ----------     ------------
Net assets available for
  benefits, end of the year    $  867,814      $1,205,329    $3,843,462     $2,687,151     $143,778,486
                              ===========     ===========    ==========     ==========     ============





                              The accompanying notes are an integral part of the financial statements.
















                                              - 9 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                       For the Year Ended December 31, 1994
                                                                   (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------     -------------     ----------     ------------    ----------
Sources of net assets:
Investment income:
  Interest and dividends        $ 1,967,034     $   435,136      $ 1,318,986      $  339,386       $        0    $   84,367
  Net realized gain (loss)
   on dispositions                        0        (205,032)         (40,762)        (38,580)           6,213       (24,677)
  Unrealized appreciation
   (depreciation)                         0         236,813       (1,236,757)       (473,836)          95,091      (205,535)
Contributions:
  Employee                        1,590,801       1,033,342        1,206,768       1,138,713          599,418       383,895
  Employer matching                       0       2,143,773                0               0                0             0
Plan transfers in                   189,840      33,088,127          217,743         179,146           75,517        99,732

Loans repaid (principal
   and interest)                    434,422         235,161          251,361         178,639          138,679        41,462
                                -----------     -----------     ------------      ----------       ----------    ----------
                                  4,182,097      36,967,320        1,717,339       1,323,468          914,918       379,244
                                -----------     -----------     ------------      ----------       ----------    ----------

Application of net assets:
  Participant withdrawals          (824,222)       (588,786)        (486,956)       (286,154)        (295,503)     (110,138)
  Loans issued                     (398,344)       (209,342)        (225,038)       (137,153)        (103,788)      (32,341)
                                -----------     -----------     ------------      ----------       ----------    ----------
                                 (1,222,566)       (798,128)        (711,994)       (423,307)        (399,291)     (142,479)
                                -----------     -----------     ------------      ----------       ----------    ----------

Participant reallocations           840,716      (2,682,143)         759,877         184,607         (491,814)      311,159
                                -----------     -----------     ------------      ----------       ----------    ----------

Increase (decrease) in net
  assets during the year          3,800,247      33,487,049        1,765,222       1,084,768           23,813       547,924

Net assets available for
  benefits, beginning
  of the year                    27,203,329      11,390,912       12,532,069       7,648,712        6,653,930     2,304,836
                                -----------     -----------     ------------      ----------       ----------    ----------
Net assets available for
  benefits, end of the year     $31,003,576     $44,877,961      $14,297,291      $8,733,480       $6,677,743    $2,852,760
                                ===========     ===========     ============      ==========       ==========    ==========





                                The accompanying notes are an integral part of the financial statements.


















                                             - 10 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    For the Year Ended December 31, 1994
                                                                (Page 2 of 2)
                               --------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                               ----------     -----------     ---------     ----------     ------------
Sources of net assets:
Investment income:
  Interest and dividends       $   41,508        $ 69,311    $   52,975     $  150,824     $  4,459,527
  Net realized gain (loss)
   on dispositions                      0         (23,200)       29,820              0         (296,218)
  Unrealized appreciation
   (depreciation)                       0         (72,286)     (100,054)             0       (1,756,564)
Contributions:
  Employee                         99,916         152,027       390,178              0        6,595,058
  Employer matching                     0               0             0              0        2,143,773
Plan transfers in                  31,921          64,524       111,010         18,000       34,075,560
Loans repaid (principal
   and interest)                   19,876          13,133        64,639     (1,377,372)               0
                               ----------     -----------    ----------     ----------     ------------
                                  193,221         203,509       548,568     (1,208,548)      45,221,136
                               ----------     -----------    ----------     ----------     ------------

Application of net assets:
  Participant withdrawals         (53,293)        (80,075)      (91,238)      (111,332)      (2,927,697)
  Loans issued                    (12,865)        (19,694)      (72,899)     1,211,464                0
                               ----------     -----------    ----------     ----------     ------------

                                  (66,158)        (99,769)     (164,137)     1,100,132       (2,927,697)
                               ----------     -----------    ----------     ----------     ------------

Participant reallocations          67,350        (180,150)    1,190,398              0                0
                               ----------     -----------    ----------     ----------     ------------

Increase (decrease) in net
  assets during the year          194,413         (76,410)    1,574,829       (108,416)      42,293,439

Net assets available for
  benefits, beginning
  of the year                     956,575         979,994     1,608,917      2,431,122       73,710,396
                               ----------     -----------    ----------     ----------     ------------
Net assets available for
  benefits, end of the year    $1,150,988        $903,584    $3,183,746     $2,322,706     $116,003,835
                              ===========     ===========    ==========     ==========     ============





                              The accompanying notes are an integral part of the financial statements.
















                                             - 11 -

                           WISCONSIN ELECTRIC POWER COMPANY
                           MANAGEMENT EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
- --------------------------------

Effective January 1, 1984, Wisconsin Electric Power Company ("WE") and Wisconsin Natural Gas Company ("WN") initiated the Management Employee Savings Plan ("MESP" or "Plan"). The Plan was amended effective January 1, 1987 to name Wisconsin Energy Corporation ("WEC") as an affiliated company. This permitted management employees of WEC and joint employees to participate in the Plan. Effective January 1, 1996, WEC merged WN into WE. Hereinafter, the term "Company" includes, where appropriate, WEC and WE (which includes the former WN). Under the Plan, eligible employees were allowed to save up to 15% of their base salary during 1995, up to a maximum of $9,240, through regular pre-tax payroll deductions. Effective January 1, 1996, eligible employees will be allowed to save up to 20% of their base salary, up to the maximum. These savings contributions are placed directly into the individuals' MESP accounts as investments rather than paid in the form of salaries. Savings contributions to the Plan are made on a tax-deferred basis. Investment earnings on savings are not taxed while such amounts accumulate in the Plan. The Plan offers participants the flexibility of changing savings percentage rates monthly and allocations of savings between investment funds daily, and the option to suspend savings at any time. Also effective January 1, 1996, a post-tax contribution option will be offered.

The Company matches employee contributions at 50% of contributions up to 6% of base salary. The maximum Company matching contribution is 3% of each participant's base salary. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company contributions.

Fidelity Investments is the investment provider, recordkeeper and trustee for the Plan.

Following is a description of certain other key aspects of the Plan:

Participation - Company management employees (including those on the biweekly
- -------------   non-represented payroll) that have reached age 25 and are
classified as regular employees or those having completed one year of service are eligible to participate in the Plan. A year of service represents a twelve-month period during which an employee has completed 1,000 hours of service.

Investment Alternatives - Participant contributions may be made to one or more
- -----------------------   of the following investment funds:

   - Blended Rate Income Fund - In order to provide a blended rate of return with a low risk to principal, this fund invests in a series of investment contracts from insurance companies or financial institutions.

   - WEC Common Stock Fund - This fund invests in Wisconsin Energy Corporation common stock.

   - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and with some potential for future investment growth.

   - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

   - Fidelity U.S. Equity Index Commingled Pool - This fund seeks to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

   - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

   - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

   - Fidelity U.S. Bond Index Portfolio - This fund seeks to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

   - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.



The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth in mutual funds and the WEC Common Stock Fund results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participant Withdrawals and Terminations - The full value of a participant's
- ----------------------------------------   MESP account is distributed through
a lump-sum cash payment to the employee or his beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from MESP accounts are subject to federal income tax upon distribution.

Loans - Loans may be requested by Plan participants in amounts up to 50% of
- -----   their Plan accounts.  Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Duration of the Plan - The Company expects to continue the Plan indefinitely.
- --------------------   The Company reserves the right to terminate, modify,
alter or amend the Plan or any trust agreement thereunder including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable Federal and State laws.

Federal Income Tax Status - The Internal Revenue Service has issued a
- -------------------------   favorable determination letter as to the tax
exempt status of both the Plan and the trust under the Internal Revenue Code and accordingly, the Plan and trust are exempt from federal income taxes.

Administration - The MESP is administered by the Chief Financial Officer
- --------------   and Vice President of Finance of WE, who is the Plan
Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------

Accounting Method - The Plan's financial statements are prepared on the
- -----------------   accrual basis of accounting.

Investment Valuation - Investments, except guaranteed investment contracts,
- --------------------   are stated at market value based on the quoted asset
values on the last business day of the Plan year. Under the provisions of SOP 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans", guaranteed investment contracts are stated at contract value. Interest earned is immediately reinvested in the contracts.

Income Recognition - Assets are recorded at market value and the Statement
- ------------------   of Changes in Net Assets Available for Benefits includes
recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Expenses of the Plan - A trustee is utilized in conjunction with the
- --------------------   operations of the Plan; all related administrative
expenses are paid by the Company.


NOTE 3 - BENEFIT OBLIGATIONS PAYABLE
- ------------------------------------

Amounts payable to terminated employees at December 31, 1995 and 1994 were not significant.


NOTE 4 - PLAN TRANSFERS
- -----------------------

On September 21, 1994, the Wisconsin Energy Corporation Tax Reduction Act Stock Ownership Plan ("TRASOP") was effectively terminated. Participants were allowed a number of options with respect to their account balances, including the rollover of eligible common stock to the MESP. Included within Plan transfers in on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1994 is $32,854,902 related to the TRASOP rollovers. Plan transfers in for the year ended December 31, 1994 also include $622,874 from the Wisconsin Electric Power Company Represented Employee Savings Plan ("RESP"), $538,019 from a merged Wisconsin Southern Gas Company, Inc. ("Wisconsin Southern") savings plan and $59,765 in miscellaneous receipts. Wisconsin Southern was merged into WN effective January 1, 1994.

Plan transfers in for the year ended December 31, 1995 include $565,753 from the RESP and $148,559 in miscellaneous receipts.


                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                      I. ITEM 27a - Schedule of Assets Held for Investment
                      ----------------------------------------------------
                                     As of December 31, 1995
                                     -----------------------

 (a)                        (b)                                            (c)                         (d)               (e)
                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
- ------  ----------------------------------------------    -------------------------------------    -------------    -------------
        Blended Rate Income Fund:

          American International Life Assurance Company   Guaranteed investment contract, 6.42%
                                                           due September 30, 2000                    $ 1,704,042     $ 1,704,042
          Allstate Life Insurance Company                 Guaranteed investment contract, 6.31%
                                                           due December 31, 1998                       1,440,927       1,440,927
          Combined Insurance Company of America           Guaranteed investment contract, 6.10%
                                                           due June 30, 1998                           1,439,055       1,439,055
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.83%
          (WEP 3)                                          due August 15, 1996                         1,164,070       1,164,070
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.82%
          (WEP 1)                                          due November 2, 1996                        1,125,828       1,125,828
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.79%
          (WEP 2)                                          due August 30, 1996                         1,167,140       1,167,140
          John Hancock Mutual Life Insurance Company      Guaranteed investment contract, 6.25%
          (7928)                                           due June 30, 1999                           1,440,048       1,440,048
          Lincoln National Life Insurance Company         Guaranteed investment contract, 8.01%
                                                           due June 30, 1998                           1,744,135       1,744,135
          New York Life Insurance Company                 Guaranteed investment contract, 8.00%
                                                           due March 31, 1999                          3,008,446       3,008,446
          Pacific Mutual Life Insurance Company           Guaranteed investment contract, 5.07%
                                                           due September 30, 1997                      1,844,082       1,844,082
          Peoples Security Life Insurance Company         Guaranteed investment contract, 7.02%
          (BDA00427FR)                                     due July 1, 1999                            1,539,492       1,539,492
          Peoples Security Life Insurance Company         Synthetic investment contract, 8.06%
          (BDA00119TR)                                     due December 15, 1999                       2,766,522       2,766,522
          Peoples Security Life Insurance Company         Synthetic investment contract, 5.98%
          (BDA00119TR5)                                    due December 15, 1998                       1,101,239       1,101,239
          Protective Life Insurance Company               Guaranteed investment contract, 7.80%
                                                           due January 1, 1997                         1,501,266       1,501,266
          Provident Life and Accident Company             Guaranteed investment contract, 7.04%
          (627-05137-01B)                                  due January 1, 1998                           581,978         581,978
          Provident Life and Accident Company             Guaranteed investment contract, 7.04%
          (627-05137-01A)                                  due January 1, 1998                         1,154,619       1,154,619
          The Prudential Insurance Company                Guaranteed investment contract, 5.94%
                                                           due April 1, 1998                           1,726,017       1,726,017
          SunLife of Canada                               Guaranteed investment contract, 6.60%
                                                           due March 31, 1999                          2,699,327       2,699,327
          SunAmerica Life Insurance Company               Guaranteed investment contract, 8.00%
                                                           due July 1, 1997                            1,504,223       1,504,223
                                                                                                     -----------     -----------
                                                                                                     $30,652,456     $30,652,456
                                                                                                     ===========     ===========

*         WEC Common Stock Fund                           Mutual/pooled fund                         $27,863,633     $52,014,517

          Fidelity Equity Income Fund                     Mutual/pooled fund                         $16,321,857     $19,964,408

          Fidelity Growth Company Fund                    Mutual/pooled fund                         $13,844,496     $16,290,632

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                         $ 7,115,548     $10,283,526

          Fidelity Balanced Fund                          Mutual/pooled fund                         $ 2,965,207     $ 3,055,407

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                         $   867,814     $   867,814

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                         $ 1,176,805     $ 1,205,329

          Fidelity Overseas Fund                          Mutual/pooled fund                         $ 3,593,385     $ 3,843,462

* Party in interest to the plan.
                                             - 16 -

                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1995
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
- -----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Wisconsin Energy   Blended Rate Income Fund
 Corporation
     203 purchases                           $12,793,544                                                 $12,793,544
     130 sales                                           $10,230,879   N/A       None     $10,230,879     10,230,879          $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     214 purchases                             6,606,387                                                   6,606,387
     214 sales                                            10,122,460   N/A       None       6,690,201     10,122,460   3,432,259

Fidelity           Equity Income Fund
     201 purchases                             5,908,160                                                   5,908,160
     100 sales                                             3,720,623   N/A       None       3,463,541      3,720,623     257,082

Fidelity           Growth Company Fund
     218 purchases                             7,741,491                                                   7,741,491
     107 sales                                             3,216,932   N/A       None       3,024,409      3,216,932     192,523













































                                             - 17 -

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-34657 and 33-62157) of Wisconsin Energy Corporation of our report dated June 3, 1996 appearing in this Exhibit (99)-1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1995 Form 10-K.




/s/ Price Waterhouse LLP
- ---------------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 26, 1995





































                                    - 18 -